UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2020

RETAIL OPPORTUNITY INVESTMENTS CORP.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation)	001-33749 (Commission File Number)	26-0500600 (I.R.S. Employer Identification No.)

RETAIL OPPORTUNITY INVESTMENTS PARTNERSHIP, LP

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation)	333-189057-01 (Commission File Number)	94-2969738 (I.R.S. Employer Identification No.)

11250 El Camino Real, Suite 200 San Diego, California		92130 (Zip Code)

Registrant’s telephone number, including area code: (858) 677-0900

Not applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter)

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Name of Registrant	Title of each class	Trading symbol	Name of each exchange on which registered
Retail Opportunity Investments Corp.	Common Stock, par value $0.0001 per share	ROIC	NASDAQ
Retail Opportunity Investments Partnership, LP	None	None	None

Item 8.01 Other Events.

Retail Opportunity Investments Corp. (the “Company”) held its annual meeting of stockholders on April 22, 2020 (the “2020 Annual Meeting”). At the 2020 Annual Meeting, each director nominee received a plurality of the votes cast at the meeting and was re-elected to the Board of Directors (the “Board”). As reflected in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 28, 2020, Edward H. Meyer, a member of the Board, received a greater number of “withheld” votes than “for” votes cast at the meeting for his re-election to the Board. In accordance with the Company’s majority vote policy, Mr. Meyer promptly tendered his resignation following certification of the election results.

Pursuant to the majority vote policy, the Nominating and Corporate Governance Committee (the “Committee”) of the Board met and considered Mr. Meyer’s tendered resignation and made a recommendation to the full Board whether to accept or decline the tendered resignation. Mr. Meyer did not participate in the deliberations of the Committee or of the Board. In determining whether to accept or decline Mr. Meyer’s tendered resignation, the Committee and the Board considered a number of factors relative to the best interests of the Company and its stockholders, including the following:

•	The results of stockholder outreach. Leading up to the Meeting, Mr. Tanz engaged in discussions with several institutional stockholders of the Company and they expressed their support for Mr. Meyer.

•	It is the Committee and the Board’s understanding that the number of “withhold” votes received by Mr. Meyer were substantially due to a report issued by ISS Proxy Advisory Services Committee (“ISS”) in which ISS recommended a “withhold” vote for Mr. Meyer and cited, as the sole reason for such recommendation, that the Company’s bylaws (the “Bylaws”) include a provision that delegates to the Board the exclusive authority to amend the Bylaws, as permitted by Maryland law. The recommendation by ISS was made in accordance with its proxy voting guidelines, which are of general applicability and without regard to Mr. Meyer or any other person individually. The Committee and the Board considered the influence that the ISS recommendation had on the election results, especially since multiple US institutional investors as a matter of policy or structure follow ISS recommendations without exercising independent judgment on matters presented to stockholders.

•	As part of its annual corporate governance review process, the Committee and the Board have considered an amendment to the Bylaws to allow stockholders (without the concurrence of the Board) to implement amendments to the Bylaws and, for the reasons described in the Company’s proxy statement for the 2020 Annual Meeting, the Committee and the Board concluded that the Board is in the best position to determine whether to enact possible future Bylaw amendments (including those proposed by stockholders). This decision was made by the Committee and the Board and not any one director.

•	Mr. Meyer has been an integral member of the Board and a meaningful contributor since the founding of the Company. Mr. Meyer has also been the chairman of the Committee and an integral member of and a meaningful contributor to the Committee as well as the Compensation Committee of the Board (the “Compensation Committee”). In his role as a member of the Compensation Committee, Mr. Meyer’s insights have been critical to the design, implementation and evolution of the Company’s compensation policies, which stockholders have strongly supported and are critical to the retention of Company’s senior management.

•	The depth of Mr. Meyer’s experience and knowledge in the real estate industry, investment management, communications, corporate governance and compensation matters; the importance of this expertise to the Board, the Committee, the Compensation Committee, the Company and its stockholders; and the difficulty of replacing Mr. Meyer’s experience and expertise on the Board, the Committee and the Compensation Committee. Mr. Meyer’s significant involvement in philanthropic activities, and the importance of this experience in helping the Company formulate its Environmental, Social, and Governance strategy.

•	Mr. Meyer’s attendance record, level of preparation, participation and contributions at Board, Committee and Compensation Committee meetings.

•	The support that Mr. Meyer provides to the Company’s management team outside of formal Board meetings, including consulting with senior management regarding financial, strategic and other issues of importance to the Company.

After consideration and discussion of all of these factors, the Committee and the Board determined that the resignation of Mr. Meyer would be detrimental to, and not in the best interests of, the Company and its stockholders. The Committee unanimously recommended, and the Board unanimously voted on June 11, 2020, to decline Mr. Meyer’s offer of resignation. Mr. Meyer will continue to serve as a director until the Company’s 2021 Annual Meeting of Stockholders and until his successor is duly elected and qualified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 17, 2020	RETAIL OPPORTUNITY INVESTMENTS CORP.

	By:	/s/ Michael B. Haines
Name: Michael B. Haines
Title: Chief Financial Officer

Dated: June 17, 2020	RETAIL OPPORTUNITY INVESTMENTS PARTNERSHIP, LP

By: RETAIL OPPORTUNITY INVESTMENTS GP, LLC, its
general partner

	By:	/s/ Michael B. Haines
Name: Michael B. Haines
Title: Chief Financial Officer